SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2007

THE ESTEE LAUDER COMPANIES INC.
(Exact Name of Registrant as Specified in Charter)

STATE OF DELAWARE	1-14064	11-2408943
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

767 Fifth Avenue, New York, New York	10153
(Address of Principal Executive Offices)	(Zip Code)

(212) 572-4200
(Registrant’s telephone number, including area code)

(Former Name or Former address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐                Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 28, 2007, Estee Lauder Companies Inc. (the “Company”) entered into a new employment agreement with William P. Lauder, President and Chief Executive Officer of the Company, effective July 1, 2007 (the “Agreement”). The term of employment under his prior agreement was set to expire on June 30, 2007.

The Agreement provides for Mr. Lauder’s employment as President and Chief Executive Officer through June 30, 2010, unless earlier terminated. Under the Agreement, Mr. Lauder will continue to receive a base salary of not less than $1.5 million per annum and will be eligible for aggregate target incentive bonus compensation of $3 million for each Contract Year (as defined below). Under the terms of the Company’s Executive Annual Incentive Plan (the “Bonus Plan”), Mr. Lauder may elect to defer all or part of his incentive bonus compensation in compliance with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”). If any amount of Mr. Lauder’s base salary or any amounts owed him under the Bonus Plan or any other amounts payable to Mr. Lauder are not currently deductible by the Company under Section 162(m) of the Code, the Company will defer payment of such amounts until Section 162(m) no longer applies to Mr. Lauder. During the term of the Agreement, Mr. Lauder will continue to be eligible to receive annual stock-based awards under the Company’s Amended and Restated Fiscal 2002 Share Incentive Plan with a value equivalent to a grant of stock options with respect to 300,000 shares of the Company’s Class A Common Stock. During the term of the Agreement, in addition to the Company’s benefits generally available to senior executives (i.e., annual perquisite reimbursement under the Company’s Senior Executive Compensation Program Perquisite Plan of up to $20,000, financial counseling services up to $5,000, and participation in the Company’s Executive Automobile Program with an automobile having an acquisition value of $75,000), the Company will continue to provide Mr. Lauder additional executive term life insurance with a face amount of $5 million with annual premiums to be paid by the Company and reimbursed by his life insurance trust to the Company.

The Company may terminate Mr. Lauder’s employment at any time if he becomes “permanently disabled” (as defined in the Agreement), in which event Mr. Lauder will be entitled to receive (i) any accrued but unpaid salary and other amounts to which he is otherwise entitled prior to the date of termination, (ii) bonus compensation earned but not paid that relates to any Contract Year ended prior to the date of termination, (iii) unpaid bonus compensation otherwise payable for the Contract Year in which such disability occurred pro-rated to the date of termination, (iv) reimbursement for financial counseling services in the amount of $5,000 for a period of one year from the date of termination, and (v) for a period of one year from the date of termination (the “Disability Continuation Period”), his base salary in effect at the time of termination (less disability payments).  In addition, Mr. Lauder will be entitled to continue to participate, to the extent permitted by applicable law, in the Company’s benefit plans during the Disability Continuation Period (disregarding any required delay in payments pursuant to Section 409A). Since Mr. Lauder’s continued participation in any qualified pension and qualified retirement savings plans of the Company is not permitted during the Disability Continuation Period, the Company will provide Mr. Lauder, subject to the provisions of Section 409A, cash payments equivalent in value to his continued participation in the benefit plans during such period and an amount equal to the maximum matching contribution available under the 401(k) Savings Plan. For purposes of the Agreement, each of the three twelve-month periods commencing on July 1, 2007, July 1, 2008 and July 1, 2009 and ending June 30, 2008, June 30, 2009 and June 30, 2010, respectively, is defined as a “Contract Year”.

In the event of Mr. Lauder’s death during the term of his employment, his beneficiary or legal representative will be entitled to receive (i) any accrued but unpaid salary and other amounts to which Mr. Lauder otherwise was entitled prior to the date of his death, (ii) bonus compensation earned but not paid that relates to any Contract Year ended prior to his death, (iii) unpaid bonus compensation otherwise payable for the Contract Year in which his death occurred pro-rated to the date of his death, (iv) reimbursement for financial counseling services in the amount of $5,000 for a period of one year from the date of his death, and (v) for a period of one year from the date of his death, his base salary in effect at the time of his death.

The Company may terminate Mr. Lauder’s employment for any reason (other than for “cause” as defined in the Agreement) upon 180 days’ prior written notice. In the event of the Company’s termination of his employment (other than for cause, disability or death) or a termination by Mr. Lauder for an uncured “material breach” (as such term is defined in the Agreement), Mr. Lauder will be entitled to (a) receive (i) any accrued but unpaid salary and other amounts to which he is otherwise entitled prior to the date of termination, (ii) bonus compensation earned but not paid that relates to any Contract Year ended prior to the date of termination, (iii) unpaid bonus compensation otherwise payable for the Contract Year in which termination occurred pro-rated to the date of termination, (iv) for a period ending on a date two years from the date of termination, his base salary in effect at the time of termination, (v) bonus compensation equal to 100% of the average of incentive compensation bonuses previously paid or payable to him during the contract term or, if such termination occurs prior to payment of any bonus, $3 million, (vi) reimbursement for financial counseling services in the amount of $10,000 for a period of two years from the date of termination, and (b) participate, for a period ending on a date two years from the date of termination, to the extent permitted by applicable law, in the Company’s benefit plans or receive the cash payments equivalent in value to his continued participation in the benefit plans during such period as described above.  In the event Mr. Lauder terminates his employment for good reason following a change of control of the Company, he is entitled to receive payments and benefits as if his employment were terminated by the Company without cause.  In the event of a termination by the Company or by Mr. Lauder for good reason after a change of control, Mr. Lauder may also be entitled to reimbursement for outside legal counsel up to $20,000.

In the case of termination by the Company for cause, Mr. Lauder will be entitled to receive his accrued but unpaid salary and any benefit under the employee benefit programs and plans of the Company as determined under such programs and plans upon and as of such termination.

Mr. Lauder may terminate his employment voluntarily for any reason at any time upon 180 days’ prior written notice to the Company, in which event the Company will have no further obligations after termination other than to pay his accrued but unpaid salary, bonus compensation, if any, earned but not paid that relates to any Contract Year ended prior to the date of termination.

The Agreement requires Mr. Lauder to abide by restrictive covenants relating to non-competition and non-solicitation during his employment and, under certain circumstances, for two years following termination of employment, and non-disclosure relating to the Company’s confidential information.

If the Company does not renew the term of his employment (except for a change in Company policy regarding the use of written employment agreements for executives, the form of equity-based compensation or the mix of cash and non-cash compensation), Mr. Lauder will be entitled to receive for two years his base salary and other benefits consistent with the Company’s obligations upon termination without cause, including the required delay in payment for the six-month period following the date of termination for any amounts determined to be subject to Section 409A. In the event that Mr. Lauder’s employment with the Company is terminated as a result of death or disability or by the Company without cause or his term of employment is not renewed and Mr. Lauder is not eligible for retirement under the terms of the Company’s qualified defined benefit pension plan, all stock options previously granted to Mr. Lauder will vest and become immediately exercisable until the earlier of the end of the respective option term or the one-year period from the date of such termination, subject to certain non-competition and good conduct provisions. The Agreement provides that in the event any amount or benefit paid under the Agreement, taken together with any amounts or benefits otherwise paid to Mr. Lauder by the Company or any affiliated company, are subject to excise tax payments or parachute payments under Section 4999 of the Code, the Company will reimburse Mr. Lauder for such payments.

The Agreement provides that any amounts that are not exempt from Section 409A will be subject to the required six-month delay in payment after termination of service provided that Mr. Lauder is a “specified employee” for purposes of Section 409A at the time of termination of service. Amounts that otherwise would have been paid during this six-month delay will be paid in a lump sum on the first day after such period expires.

The above summary of the material terms of the Agreement is qualified by reference to the text of the Agreement which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 9.01               Financial Statements and Exhibits

(a)	Not applicable

(b)	Not applicable

(c)	Not applicable

(d)	The following exhibits are filed as part of this report:
	10.1	Employment Agreement dated as of July 1, 2007 between the Company and William P. Lauder.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  July 3, 2007

THE ESTEE LAUDER COMPANIES INC.

By:	/s/ Spencer G. Smul
	Name:	Spencer G. Smul
	Title:	Vice President, Deputy General Counsel and Secretary

EXHIBIT INDEX

Number	Exhibit
10.1	Employment Agreement dated as of July 1, 2007 between the Company and William P. Lauder.